Dyadic Reports Continued Positive Business Trends and
Scientific Results in Fourth Quarter 2019

•Expanded ZAPI Program and Positive Preliminary Results from ZAPI Animal Study
•New Collaboration Agreement with Top Ten Pharmaceutical Company
•Expanded Research Relationship with Leading Pharmaceutical Company
•IIBR Collaboration Achieved Expression of Fc-fusion Enzyme to Counter Biological Attacks
•Glycoengineering Data Reinforces Company’s Accelerated Glyco Strategy
•Two New Patent Applications

JUPITER, FLORIDA / ACCESSWIRE / January 6, 2020 - Dyadic International, Inc. (“Dyadic” or the "Company") (NASDAQ: DYAI), a global biotechnology company focused on further improving and applying its proprietary C1 gene expression platform to accelerate development, lower production costs and improve the performance of biologic vaccines, drugs, and other biologic products, at flexible commercial scales, today provided an update on its recent business developments and scientific results in the fourth quarter of 2019.

Expansion of ZAPI Program

In December, the Company received positive preliminary results from the ZAPI animal studies and expanded its research collaboration with ZAPI to express two additional proteins. Preliminary results from the animal studies indicated that Dyadic’s C1 antigen demonstrated very strong performance in protecting both cattle and mice from the Schmallenberg virus (SBV). As a result, ZAPI expanded the scope of Dyadic’s involvement in the program and Dyadic expects to receive additional funding from the ZAPI consortium in support of production of the two additional targets.

“We are very pleased with the initial promising results from this study and expect the final results to be published during the second quarter of 2020,” said Mr. Mark Emalfarb, CEO of Dyadic. “We are also excited to be working on two additional proteins for the animal health market where we already have ongoing collaborations with two of the top four animal health companies.”

New Research Collaboration with Top Tier Pharma

The Company entered into a new collaboration with a top ten pharmaceutical company in Q4. This is the sixth proof of concept research collaboration that the Company has announced in 2019 including the Serum Institute of India.

Research License with An Existing Collaborator

In the second quarter of 2019, Dyadic announced a research collaboration with the microbial fermentation group of a leading pharmaceutical company to evaluate C1 for their own internal use. The nonexclusive research license is with an affiliate of the original corporate client, a top 25 pharmaceutical company. The nonexclusive license allows for our collaborator to perform certain experiments and manipulations to the C1 cell lines to create potential licensed products, and for any other internal noncommercial purpose determined by our collaborator to be necessary to evaluate the C1 technology. The collaborator will invest its own resources to evaluate C1 technology for their customers globally.

“This is another exciting endorsement of the potential of our C1 technology. Our ongoing fully funded research collaboration with this collaborator helped us to obtain a research license with another part of the global organization where we will tech transfer our C1 technology to their in-house lab for their scientists to further evaluate it, possibly improving upon it, with the objective of broadening and accelerating the adoption and use of C1 globally.

Mr. Emalfarb continued, “We are very excited to announce these two new programs with industry leading companies. Our expanding business portfolio further highlights the significant runway for value creation at Dyadic, given the broad-based application potential of our proprietary C1 gene expression technology, targeted approach to business development and diverse types of collaborations with top tier animal and human pharmaceutical and biotech companies.”

Dyadic and IIBR Collaboration to Combat Chemical and Biological Threats

In our collaboration with the Israeli Institute of Biological Research (IIBR), a proprietary IIBR Fc-fusion enzyme has been expressed using our C1 technology. This Acetyl Choline Esterase enzyme has previously been shown to provide certain countermeasures against nerve agents such as sarin and VX gas which are toxic and rapidly acting chemical warfare agents. The recombinant IIBR Fc-fusion enzyme, produced in HEK293 cells, has been shown to provide longer lasting protection than the common Acetyl Choline Esterase.

“This collaboration with IIBR demonstrates a new class of proteins that can be expressed from C1 to produce larger amounts of lower cost countermeasures for chemical and biological threats globally. We look forward to continuing our research collaboration with the IIBR and the expansion of our C1 technology for other government agencies to help with their national security and defense needs,” added Mr. Emalfarb.

Glyco-engineering Program Updates

In late November, Dyadic announced that it had demonstrated that its C1 strain had been successfully glycoengineered to impart the core human like G0 glycan structure at G0 glycosylation levels of up to 95%, exceeding the Company’s initial objective of 90%. This scientific data was presented at the Protein and Antibody Engineering Summit (PEGS Europe) and is a key milestone in the Company’s ongoing C1 research and development program related to expressing glycosylated proteins such as monoclonal antibodies (mAbs), Fc-fusion and other glycoproteins. The Company believes that these results support Dyadic’s decision to advance this program to continue to develop C1 cell lines that have the potential to impart additional complex human glycoforms, such as G0F, G2 and G2F. One of our goals is to be able to demonstrate that the C1 technology can make glycoproteins at large volumes and lower cost, with similar or better performance to glycosylated proteins expressed from Chinese Hamster Ovary Cells (CHO cells).

“We believe that the recent results from our glycoengineering program demonstrate the potential applicability of our C1 technology for developing and manufacturing certain biosimilars, biobetters and new biomolecules which is why we have decided to accelerate this company-funded program. These results support our belief that Dyadic, in collaboration with its partners, will be able to develop and manufacture biopharmaceuticals for certain diseases such as cancer, and rheumatoid arthritis in large volumes at lower cost, making these drugs accessible to a much broader population,” stated Mr. Emalfarb.

Patent Applications

In the fourth quarter of 2019, the Company filed two additional patent applications in the areas of metabolites and glycoengineering.

JP Morgan Conference in January 2020

Dyadic management will be in San Francisco and available for meetings during the week of JP Morgan Annual Healthcare Conference. Dyadic management will be presenting at the following conferences:

BFC Global Healthcare Investment Conference
Sunday, January 12, 2020
Invited Speaker Panel: 9:15-10:15 a.m. Pacific Time
Investor presentation: 2:30 p.m. Pacific Time
The St. Regis San Francisco
Mark Emalfarb

China Focus
Sunday, January 12, 2020
Presentation time: 10:50 a.m. Pacific Time
Grand Hyatt San Francisco
Ping Rawson

Biotech Showcase
Monday, January 13, 2020
Presentation time: 10:00 a.m. Pacific Time
Hilton San Francisco Union Square
Mark Emalfarb/Matthew Jones

Potential business partners and investors can contact mjones@dyadic.com to set up a meeting.

About Dyadic International, Inc.
Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Myceliophthora thermophila, named C1. The C1 microorganism, which enables the development and large scale manufacture of low cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs (such as virus like particles (VLPs) and antigens), monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Additionally, and more recently, Dyadic is also beginning to explore the use of its C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of Adeno-associated viral vectors (AAV), certain metabolites and other biologic products. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. In particular, as the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic vaccines, drugs and other biologic products to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers and, hopefully, improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic’s website at www.dyadic.com for additional information, including details regarding Dyadic’s plans for its biopharmaceutical business.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic International’s expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s most recent filings with the SEC. Dyadic assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website at www.dyadic.com

Contact:

Dyadic International, Inc.
Mark Emalfarb, CEO
Phone: +1 (561) 743-8333
Email: memalfarb@dyadic.com